Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-190596) and Form S-8 (No. 333-183644) of Northern Tier Energy LP and Form S-4 (No.333-209031) of Western Refining, Inc. of our report dated February 27, 2014, except for the effects of the reclassification of derivative activities described in Note 2 as to which the date is February 27, 2015, relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 26, 2016